Exhibit 99.2

LIMITED GUARANTEE

This Limited Guarantee is dated as of July 19, 2023 (this “Limited Guarantee”), and is made by JFL Equity Investors VI, L.P., a Delaware limited partnership (the “Guarantor”), in favor of Heritage-Crystal Clean, Inc., a Delaware corporation (the “Guaranteed Party”). Capitalized terms used and not defined herein have the meanings given to such terms in the Merger Agreement (defined below), except as otherwise provided herein.

1. Limited Guarantee.

(a) To induce the Guaranteed Party to enter into the Agreement and Plan of Merger, dated as of the date hereof, entered into concurrently herewith by and among the Guaranteed Party, JFL-Tiger Acquisition Co., Inc., a Delaware corporation (“Parent”), and JFL-Tiger Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub”) (as may be amended, restated, supplemented, modified or assigned from time to time in accordance with the terms thereof, the “Merger Agreement”), the Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Guaranteed Party, on the terms and subject to the conditions set forth herein, (i) the full and timely performance by Parent and Merger Sub of all of their respective obligations expressly set forth in Article 6 of the Merger Agreement to be performed at or prior to the Closing, (ii) the financial obligations of Parent and Merger Sub pursuant to the Merger Agreement, including the expense reimbursement obligations pursuant to Sections 6.16(d), 8.02(g) and 9.09(d) of the Merger Agreement (the “Expense Reimbursement Obligations”), in each case to the extent owed, subject to the limitations on liability set forth in the Merger Agreement, (iii) the punctual payment, if and when due pursuant to the terms and conditions of the Merger Agreement, of the Expense Reimbursement Obligations and the Parent Termination Fee pursuant to Section 8.02(d) of the Merger Agreement and (iv) any monetary damages resulting from any actual fraud, intentional or willful breach of Parent or Merger Sub payable by Parent or Merger Sub in accordance with 8.02(a) of the Merger Agreement (collectively, all of the foregoing, the “Obligations”), provided, that in no event shall the maximum aggregate liability of the Guarantor under this Limited Guarantee exceed the Obligations Cap. If Parent fails or refuses to discharge the Obligations when due and payable, then the Guarantor’s liabilities to the Guaranteed Party hereunder in respect any such overdue and unpaid Obligations shall, at the Guaranteed Party’s option, become immediately due and payable, and the Guaranteed Party may at any time and from time to time thereafter, at the Guaranteed Party’s option and in its sole discretion, and so long as Parent has failed or refuses to perform such unpaid Obligations, take any and all actions available hereunder and under Applicable Law to collect the Guarantor’s liabilities hereunder in respect of such overdue and unpaid Obligations, including bringing and prosecuting a separate Proceeding against the Guarantor for the amount of any such unpaid Obligations (subject to the Obligations Cap and any defenses available to Parent or Merger Sub under the Merger Agreement), regardless of whether such Proceeding is brought against Parent, or whether Parent is joined in any such Proceeding. Subject to the terms and conditions set forth herein, including any defenses the Guarantor (or Parent or Merger Sub) may have, the Guarantor shall, upon the written request of the Guaranteed Party, promptly pay any unpaid Obligations in full. All payments hereunder shall be made in cash by wire transfer of immediately available funds.

(b) The Guarantor acknowledges and agrees that: (i) the Guarantor, in its capacity as a party to an Equity Commitment Letter (the “JFL Equity Commitment Letter”) and separate and apart from its rights and obligations as Guarantor under this Limited Guarantee, is delivering the JFL Equity Commitment Letter to Parent, and the Guaranteed Party is relying on the obligations and commitments of the Guarantor under the JFL Equity Commitment Letter in connection with the Guaranteed Party’s decision to enter into the Merger Agreement and consummate the Transactions; (ii) the provisions set forth in Section 8.02 of the Merger Agreement and this Limited Guarantee shall not be construed to diminish or otherwise impair the Guaranteed Party’s right to specific enforcement (I) to cause Parent and Merger Sub to cause, or to directly cause, the Guarantor, to fund, directly or indirectly, the Cash Equity under the JFL Equity Commitment Letter to the extent it is required to do so under the terms thereof or to cause the parties to the other Equity Commitment Letters to fund, directly or indirectly, their respective commitments thereunder to the extent such other parties are required to do so under the terms thereof, and in each case subject to the terms and conditions in the Merger Agreement or (II) to cause Parent and Merger Sub to consummate the Transactions to the extent the Guaranteed Party has the right to do so under the Merger Agreement; and (iii) the right of specific performance under the Equity Commitment Letters and Section 9.09 of the Merger Agreement is an integral part of the Transactions and without those rights, the Guaranteed Party would not have entered into the Merger Agreement. For the avoidance of doubt, nothing in this Limited Guarantee shall limit or otherwise affect the Guaranteed Party’s right to specific performance as provided in Section 9.09 of the Merger Agreement, provided, while the Guaranteed Party may pursue both a grant of specific performance and payment of the Parent Termination Fee, in no event shall the Guaranteed Party be permitted or entitled to receive both (1) a grant of specific performance to require Parent and Merger Sub to effect the Closing or to cause the Equity Financing to be funded, on the one hand, and (2) payment of the Parent Termination Fee or other monetary damages, on the other hand.

(c) The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. If the Guaranteed Party is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Obligations from Parent or Merger Sub by reason of any automatic stay or otherwise, the Guaranteed Party shall be entitled to receive from the Guarantor, upon demand therefor, the sums that otherwise would have been due had such demand or acceleration occurred. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by and the Guarantor hereby waives any defense upon or arising out of any of the following:

(i) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub or any other Person interested in the Transactions or to pursue any other remedy in the Guaranteed Party’s power whatsoever and the Guarantor waives the right to have the proceeds of property of Parent or Merger Sub or any other Person interested in the Transactions liable on the Obligations first applied to the discharge of the Obligations;

(ii) any change in the time, place, manner or terms of payment or performance, or any change or extension of the time of payment or performance, of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or the Equity Commitment Letters or any other Transaction Document made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Obligations;

(iii) the addition, substitution or release of any entity or other Person interested in the Transactions made in accordance with the terms thereof;

(iv) any change in the existence, structure or ownership of Parent, Merger Sub or any other Person interested in the Transactions;

(v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person interested in the Transactions or any of their respective assets;

(vi) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, Merger Sub, the Guaranteed Party, their respective Affiliates or any other Person interested in the Transactions, whether in connection with the Obligations or otherwise (other than defenses that are available to Parent or Merger Sub under the Merger Agreement or the Guarantor under its Equity Commitment Letter);

(vii) the adequacy or potential inadequacy of any means the Guaranteed Party may have of obtaining payment related to the Obligations;

(viii) the value, genuineness, regularity, illegality or enforceability of the Merger Agreement, the Equity Commitment Letters, or any other Transaction Document or agreement or instrument referred to herein or therein, including this Limited Guarantee affecting Parent or Merger Sub or any other Person interested in the Transactions or any of its or their respective assets (other than defenses that are available to (A) Parent or Merger Sub under the Merger Agreement and (B) the Guarantor for a breach by the Guaranteed Party of Section 6 of this Limited Guarantee);

(viii) any lack of authority of any officer, director or any other Person acting or purporting to act on behalf of the Guarantor, Parent or Merger Sub, or any defect in the formation of the Guarantor, Parent or Merger Sub; or

(ix) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than payment of the Obligations).

(d) Subject only to the Obligations Cap, to the fullest extent permitted by Applicable Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Applicable Law which would otherwise require any election of remedies by the Guaranteed Party, provided that the Guaranteed Party shall not be entitled to duplicative recoveries. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of any Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (other than notices expressly required to be provided to Parent pursuant to the Merger Agreement or to the Guarantor as expressly required under the terms of this Limited Guarantee), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar Applicable Law now or hereafter in effect, or any right to require the marshalling of assets of Parent, Merger Sub or any other Person interested in the Transactions. The Guarantor acknowledges and agrees that each of the waivers set forth herein is made with the Guarantor’s full knowledge of its significance and consequences and made after the opportunity to consult with counsel of its own choosing, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any Applicable Law or public policy, such waiver shall be effective to the fullest extent permitted by Applicable Law. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the Transactions and that the waivers set forth herein are knowingly made in contemplation of such benefits.

2. Expiration.

(a) This Limited Guarantee will remain in full force and effect and will be binding on the Guarantor until the earliest to occur of (i) the Closing and the payment by Parent of all amounts required to be paid by it (and Merger Sub) pursuant to the Merger Agreement on or prior to Closing, (ii) 60 days following termination of the Merger Agreement in accordance with its terms in any of the circumstances pursuant to which Parent would be required pursuant to the terms and subject to the conditions of the Merger Agreement to make a payment of all or any portion of the Obligations (except to the extent the Guaranteed Party has initiated a Proceeding by or before a Governmental Authority under this Limited Guarantee against the Guarantor, Parent or Merger Sub alleging that Parent or Merger Sub are liable for any of the Obligations under the Merger Agreement, in which case this Limited Guarantee and the Guarantor’s related obligations will survive until the final resolution of such Proceeding or the signing of a written agreement by each of the parties hereto terminating this Limited Guarantee), and (iii) the date the Obligations equal to the Obligations Cap have been fully discharged and paid in full. Notwithstanding anything in this Limited Guarantee to the contrary, in the event that the Guaranteed Party or any Supporting Stockholder or other Company Related Party who (in either case) is acting on behalf of, or at the direction of the Guaranteed Party, asserts a written claim in a Proceeding that is not a Retained Claim in any Proceeding by or before a Governmental Authority against the Guarantor or any Non-Recourse Party (defined below) in connection with this Limited Guarantee, then (A) all obligations of the Guarantor under this Limited Guarantee will terminate ab initio and will thereupon be null and void, and (B) neither the Guarantor nor any Non-Recourse Party will have any liability to the Guaranteed Party or any Company Related Party with respect to this Limited Guarantee, the other Transaction Documents or the Transactions. The “Retained Claims” means each of the following: (1) claims by the Guaranteed Party against the Guarantor under this Limited Guarantee, but subject to the limitations herein; (2) claims by the Guaranteed Party to enforce the Equity Commitment Letters in accordance with their terms, but subject to the limitations therein; and (3) claims by the Guaranteed Party against Parent and/or Merger Sub (or their successors and assigns) pursuant to any of the Transaction Documents, but subject to the limitations therein. Immediately upon termination of this Limited Guarantee and without the need for any further action by any Person, the Guarantor shall have no further obligation or liability hereunder, provided, that, upon termination of this Limited Guarantee, this Section 2, Section 5, and Sections 6 through and including 13 hereof will survive termination of this Limited Guarantee in accordance with their respective terms and conditions.

(b) The Guaranteed Party acknowledges that the Guarantor is agreeing to enter into this Limited Guarantee in reliance on the provisions set forth in this Section 2. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guarantee, and all dealings between Parent, Merger Sub or the Guarantor, on the one hand, and the Guaranteed Party, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guarantee. When pursuing its rights and remedies hereunder against the Guarantor, the Guaranteed Party shall be under no obligation to pursue such rights and remedies it may have against Parent or Merger Sub or any other Person for the Obligations or any right of offset with respect thereto, and any failure by the Guaranteed Party to pursue such other rights or remedies or to collect any payments from Parent or Merger Sub or any such other Person or to realize upon or to exercise any such right of offset, and any release by the Guaranteed Party of Parent or Merger Sub or any such other Person or any right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party. The Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Parent and Merger Sub and of all other circumstances bearing upon the risk of nonpayment by Parent and Merger Sub of the Obligations and agrees that the Guaranteed Party shall have no duty to advise the Guarantor of information known to it regarding such condition or any such circumstances.

3. Limitations on Liability Under this Limited Guarantee. Notwithstanding anything to the contrary set forth in this Limited Guarantee, the Merger Agreement, the Equity Commitment Letters, or any other Transaction Document, in no event will the aggregate amount of the Obligations pursuant to this Limited Guarantee exceed an amount equal to the Parent Termination Fee plus the Expense Reimbursement Obligations (such amount, the “Obligations Cap”). The Guaranteed Party, on behalf of itself and its

Affiliates, agrees that this Limited Guarantee may not be enforced against the Guarantor without giving effect to the Obligations Cap. The Guaranteed Party hereby agrees that in no event will the Guarantor be required to pay to the Guaranteed Party under, in respect of, or in connection with, this Limited Guarantee or the Merger Agreement or the Transactions or otherwise any amounts other than as expressly set forth herein; provided, that nothing herein shall limit the Guaranteed Party’s rights to seek an injunction or specific performance to enforce the Merger Agreement (including consummation of the Transactions and the Closing) pursuant to the terms of the Merger Agreement and the Equity Commitment Letters; provided, further, while the Guaranteed Party may pursue both a grant of specific performance and payment of the Parent Termination Fee, in no event shall the Guaranteed Party be permitted or entitled to receive both (a) a grant of specific performance to require Parent and Merger Sub to effect the Closing or to cause the Equity Financing to be funded, on the one hand, and (b) payment of the Parent Termination Fee or other monetary damages, on the other hand. Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that (i) to the extent any of the representations, warranties, covenants or agreements of Parent and Merger Sub contained in the Merger Agreement are expressly waived by the Guaranteed Party, then such waiver will extend to the Guarantor, (ii) to the extent Parent is relieved of all or any portion the Obligations by satisfaction thereof or pursuant to any written agreement with the Guaranteed Party to such effect, the Guarantor will be similarly relieved of its obligations under this Limited Guarantee to the extent of such satisfaction and the Obligations Cap shall be reduced accordingly by any amount so relieved, provided, however, this clause (ii) will not apply to the extent that Parent is relieved of its obligations as a result of or in connection with any insolvency, bankruptcy, reorganization, dissolution, receivership or other similar Proceeding affecting Parent, and (iii) the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Limited Guarantee, any claim or defense that Parent could assert against the Guaranteed Party under the express terms of the Merger Agreement.

4. Representations and Warranties and Covenants of the Guarantor.

(a) The Guarantor hereby represents and warrants to the Guaranteed Party that: (i) the Guarantor has all requisite power and authority to execute and deliver this Limited Guarantee and to perform its obligations hereunder; (ii) the execution, delivery and performance by the Guarantor of this Limited Guarantee (x) does not contravene any provision of the Guarantor’s organizational documents or any Applicable Law or contractual restriction binding on the Guarantor or its assets and (y) has been duly authorized by all necessary action on the part of the Guarantor; (iii) this Limited Guarantee represents a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (except as such enforceability may be limited by the Bankruptcy and Equity Exceptions); (iv) the Guarantor has the financial capability necessary for it to satisfy its obligations under this Limited Guarantee (including the payment of the Obligations) and all funds necessary for the Guarantor to satisfy its obligations under this Limited Guarantee (including the payment of the Obligations) shall be available for so long this Limited Guarantee shall remain in effect; and (v) the Guarantor is a limited partnership duly formed and validly existing under the laws of the State of Delaware.

(b) So long as this Limited Guarantee is in effect, the Guarantor hereby covenants and agrees that: (i) it shall not institute, and shall cause each of its Affiliates not to institute, directly or indirectly, any action, suit or proceeding or bring any other claim, asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, but subject to the terms of this Limited Guarantee; (ii) it will comply with all Applicable Law and Orders of Governmental Authorities to which it may be subject if failure to so comply would materially impair its ability to perform its obligations under this Limited Guarantee; and (iii) it will not take any action or omit to take any action that would or would reasonably be expected to cause or result in any of its representations and warranties set forth in Section 4(a) becoming untrue or materially impair its ability to perform its obligations under this Limited Guarantee.

5. Successors and Assigns; No Third Party Beneficiaries. Unless terminated pursuant to the provisions of Section 2 of this Limited Guarantee, this Limited Guarantee is a continuing guarantee and agreement and may not be revoked or terminated and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Obligations. This Limited Guarantee will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Limited Guarantee may assign any of its rights or interests or delegate any of its obligations under this Limited Guarantee without the prior written consent of the other party hereto; provided, however, that notwithstanding the foregoing, Guarantor may assign its rights, interests and obligations hereunder, without the prior written consent of the Guaranteed Party, to any Affiliate of the Guarantor so long as such assignment would not, and would not reasonably be expected to, prevent or materially impair or delay the consummation of the Transactions; provided, further, that no such assignment, transfer or delegation shall relieve the Guarantor from its obligations hereunder. Any attempted assignment or delegation in violation of this Section 5 will be null and void. Except as set forth in this Section 5, nothing in this Limited Guarantee, express or implied, is intended to confer upon any Person, other than the parties hereto, any rights or remedies under or by reason of this Limited Guarantee.

6. No Recourse. Notwithstanding anything that may be expressed or implied in this Limited Guarantee, the Merger Agreement, the Equity Commitment Letters or any other Transaction Document, the Guaranteed Party, by its acceptance of this Limited Guarantee, unconditionally and irrevocably covenants, agrees and acknowledges, on its behalf and on behalf of its Affiliates, equityholders, officers, directors, employees, representatives and agents, that: (a) no Person other than the Guarantor shall have any liability hereunder (on the terms and subject to the conditions set forth herein); (b) notwithstanding that the Guarantor is organized as a limited partnership, no recourse hereunder or under any other Transaction Document or the Transactions (whether or not consummated) shall be had against any Non-Recourse Party, whether by the enforcement of any Order by a Governmental Entity or by any Proceeding, or by virtue of any Applicable Law (including common law); and (c) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, for any liability of the Guarantor under any Transaction Document or the Transactions (whether or not consummated) or for any Proceeding based on, in respect of, or by reason of such obligations or by their creation (including the breach, termination or failure to consummate the Transactions), in each case whether based on contract, tort, strict liability, other Applicable Laws or otherwise, and whether by piercing the corporate veil, by a claim by or on behalf of a party hereto or another Person or otherwise. “Non-Recourse Party” means the Related Parties of the Guarantor and the HVP Equity Investors but shall in no event include Parent, Merger Sub, the Guarantor, the HVP Investors or any of their respective successors or assignees and any parties to the Support Agreements. For the avoidance of doubt, this Section 6 will not apply to (I) the enforcement of the Guaranteed Party’s rights under this Limited Guarantee, (II) the Guaranteed Party’s third party beneficiary rights under the Equity Commitment Letters, and (III) the Guaranteed Party’s rights against Parent or Merger Sub under, and in accordance with, the terms and conditions of the Merger Agreement, and (IV) Parent’s rights under the Equity Commitment Letters.

7. Entire Agreement; Amendments. This Limited Guarantee, together with the Merger Agreement and the Equity Commitment Letters, and any other documents delivered by the parties in connection herewith or therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto. No amendment of any provision of this Limited Guarantee shall be valid unless the same shall be in writing and signed by the Guaranteed Party and the Guarantor. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against, Parent, Merger Sub or any other Person liable for any Obligations prior to proceeding against the Guarantor hereunder.

8. Headings Descriptive. The section headings of this Limited Guarantee are for reference purposes only and will not in any way affect the meaning or interpretation of this Limited Guarantee.

9. Severability. If any term, provision, covenant or restriction of this Limited Guarantee is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Limited Guarantee shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Limited Guarantee is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated hereby be effected as originally contemplated to the fullest extent possible.

10. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Limited Guarantee shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows:

If to the Guarantor:

c/o J.F. Lehman & Company

110 East 59th Street, 27th Floor

New York, New York 10022

Attention:  Glenn M. Shor

          David F. Thomas

          David L. Rattner

          Alec M. Schmidt

Email:       gms@jflpartners.com

          dft@jflpartners.com

          dlr@jflpartners.com

          ams@jflpartners.com

with a copy to (which alone will not constitute notice):

Shearman & Sterling LLP

2601 Olive Street, Suite 1700

Dallas, Texas 75201

Attention:  Alain Dermarkar

          Robert Cardone

          Kyle Park

Email:       alain.dermarkar@shearman.com

          robert.cardone@shearman.com

          kyle.park@shearman.com

If to the Guaranteed Party:

Heritage-Crystal Clean, Inc.

2000 Center Drive, Suite Es

Hoffman Estates, Illinois, 60192

Attention:  Brian Recatto

Email:       brian.recatto@crystal-clean.com

with a copy to (which shall not constitute notice):

McDermott Will & Emery LLP

444 West Lake Street

Suite 4000

Chicago, Illinois 60606-0029

Attention:  Heidi Steele

Email:       hsteele@mwe.com

11. Governing Law; Consent to Jurisdiction; Venue.

(a) This Limited Guarantee, and all Proceedings (whether in contract or tort) that may be based upon, arise out of or relate to this Limited Guarantee, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

(b) The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, New Castle County in respect of any Proceeding arising out of or relating to this Limited Guarantee or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Limited Guarantee, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Limited Guarantee or the transactions contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding out of or relating to this Limited Guarantee or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9 or in any other manner permitted by Applicable Law.

12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LIMITED GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LIMITED GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (c) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13. Counterparts; Effectiveness. This Limited Guarantee may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Limited Guarantee shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Limited Guarantee shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Limited Guarantee transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. The parties and their respective counsel have participated jointly in negotiating and drafting this Limited Guarantee. In the event that an ambiguity or a question of intent or interpretation arises, this Limited Guarantee shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Limited Guarantee.

[Signature Pages Follow]

GUARANTOR:

JFL EQUITY INVESTORS VI, L.P.

By:	JFL GP Investors VI, LLC,
its General Partner

	By:	/s/ Glenn M. Shor
Name: Glenn M. Shor
Title: Member

[Signature Page to Limited Guarantee]

Agreed to and accepted by GUARANTEED PARTY:

HERITAGE-CRYSTAL CLEAN, INC.

By:	/s/ Brian Recatto
Name: Brian Recatto
Title: President and Chief Executive Officer

[Signature Page to Limited Guarantee]